UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report: July 16, 2010

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 16, 2010, FirstMerit Bank, N.A. (“FirstMerit”), agreed to loan OurPet’s Company (“OurPet’s”) an additional $500,000 (the “Loan”) under their existing credit facility entered into on September 17, 2009. The Loan is payable in equal monthly installments over a three year term at a fixed interest rate of 4.61% and is evidenced by a Promissory Note (the “Note”) in the amount of $500,000 dated July 16, 2010. The first payment under the Note is due on August 16, 2010.

In the event of default, as defined in the Note, the interest rate is automatically increased by 6% and FirstMerit may declare any amounts outstanding under the Note immediately due and payable. The Note contains customary representations, warranties and covenants made by the parties.

OurPet’s intends to use $400,000 of the proceeds from the Loan to pay off a debt obligation of Cosmic Pet Products, Inc. (“Cosmic”), a developer and marketer of cat-related products that OurPet’s agreed to purchase in June 2010, and $100,000 of the proceeds to pay the cash portion of the purchase price of Cosmic.

The Loan is secured by a Commercial Security Agreement (the “Security Agreement”) granting FirstMerit a security interest in the cash, accounts receivable, inventory and all other property and assets of OurPet’s, whether real or personal property.

Steven Tsengas, OurPet’s President and Chief Executive Officer, and his wife, Evangelia, have provided an unlimited guarantee of the Loan. In consideration for their guarantee of the Loan, OurPet’s Board of Directors authorized the issuance of warrants for the right to purchase OurPet’s common stock. Further information regarding the warrants is set forth below in Item 3.02.

The foregoing description of the Loan is not complete and is qualified in its entirety by reference to the Security Agreement and Note, each dated July 16, 2010, which are attached to this current report as Exhibits 10.50, and 10.51 respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the Loan referenced above under Items 1.01 and 2.03, OurPet’s Board of Directors authorized the issuance of warrants to Steven and Evangelia Tsengas providing for the right to purchase in the aggregate 62,500 shares of OurPet’s common stock at $0.8555 per share. The warrants vest over a 36 month period in which 1/36th of the warrants granted vest each calendar month, so long as the guarantee remains outstanding. Upon exercise of the warrants, the shares will be restricted securities pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act. The form of Warrant that will be issued was attached as Exhibit 10.48 to Ourpet’s Form 8-K dated September 17, 2009 and filed with the Securities and Exchange Commission on September 23, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.48	Form of Warrant, incorporated by reference to Exhibit 10.48 of OurPet Company’s Form 8-K dated September 17, 2009

10.50	Commercial Security Agreement, dated July 16, 2010, between OurPet’s Company and FirstMerit Bank, N.A.

10.51	Promissory Note, dated July 16, 2010, executed by OurPet’s Company in favor of FirstMerit Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2010	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.48	Form of Warrant, incorporated by reference to Exhibit 10.48 of OurPet Company’s Form 8-K dated September 17, 2009

10.50	Commercial Security Agreement, dated July 16, 2010, between OurPet’s Company and FirstMerit Bank, N.A.

10.51	Promissory Note, dated July 16, 2010, executed by OurPet’s Company in favor of FirstMerit Bank, N.A.